UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
This Current Report on Form 8-K is being filed in connection with the closing on July 2, 2018 of the transactions contemplated by (i) that certain Purchase and Sale Agreement, dated as of November 10, 2017, by and between Bill Me Later, Inc. (“BMLI”), a Delaware corporation and indirect wholly-owned subsidiary of PayPal Holdings, Inc. (the “Company”), and Synchrony Bank, a federal savings association (“Synchrony”), as amended, and (ii) that certain Purchase and Sale Agreement, dated as of November 10, 2017, by and between PayPal (Europe) S.À R.L. et CIE, S.C.A., a Luxembourg registered credit institution and an indirect wholly-owned subsidiary of the Company (“LuxCo,” and together with BMLI, the “Sellers”), and Synchrony, as amended (each Purchase and Sale Agreement referenced above, a “Purchase Agreement”). Pursuant to the terms of the Purchase Agreements, the Sellers sold to Synchrony the receivables (other than charged-off receivables and certain other excluded receivables) in the U.S. consumer credit receivables portfolio held by the Sellers (the “Portfolio”).

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On July 2, 2018, the Company announced the closing of the sale of the Portfolio to Synchrony.
Under the terms of the transactions contemplated by the Purchase Agreements and related purchase agreements with unaffiliated third parties, Synchrony acquired $7.6 billion in receivables, including the U.S. consumer credit receivables portfolio held by the Sellers, which totaled $6.8 billion at the time of closing, and approximately $0.8 billion in participation interests in receivables held by unaffiliated third parties. The Sellers collectively received approximately $6.9 billion in total consideration at closing. The purchase price is subject to a post-closing true-up under the Purchase Agreements to reflect trailing transactions and mischaracterized accounts, in addition to an adjustment for certain unbilled accrued deferred interest on the principal balance of deferred interest promotional pre-closing purchases that becomes payable over the six months following the closing.
The representations, warranties and covenants contained in the Purchase Agreements have been made solely for the benefit of the applicable parties specified therein. In addition, such representations, warranties and covenants: (i) have been made only for purposes of the applicable Purchase Agreement; (ii) have been qualified by confidential disclosures made to the other parties in the disclosure schedules delivered in connection with the Purchase Agreements; (iii) are subject to materiality qualifications contained in the applicable Purchase Agreement, which may differ from what may be viewed as material by investors; (iv) were made as of the dates specified in the applicable Purchase Agreement; and (v) have been included in the applicable Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.
The foregoing description of the Purchase Agreements and the transactions contemplated thereby contained in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of each Purchase Agreement, which were filed as Exhibits 2.1 and 2.2, respectively, to the Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission on November 16, 2017, and are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: July 3, 2018	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary